Exhibit 99.1

        HAEMONETICS REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR RESULTS

--COMPANY PROJECTS DOUBLE DIGIT GROWTH IN REVENUE AND OPERATING INCOME IN FY07--

    BRAINTREE, Mass., May 3 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) reported today fourth quarter fiscal year 2006 GAAP net revenue of $110 million, a 10.4% increase over the fourth quarter of fiscal year 2005 and full year revenue of $420 million, a 9.4% increase over FY05. Diluted GAAP net earnings per share were $0.62 for the quarter, up 67.2% over Q4:05 earnings of $0.37, and $2.51 for the year, up 65.8% over FY05 earnings of $1.52. Full year GAAP results include the previously reported benefit of an arbitration award received in the third quarter, which added $26.4 million to operating income and $0.62 to earnings per share.

    Excluding the arbitration award, the Company's fiscal year financial and operating results met or exceeded the performance targets the Company had previously provided to investors.

    Ronald Ryan, Haemonetics' Vice President and CFO, said, "We are particularly pleased with this year's results. We posted ten year highs for revenue growth, at 9.4%, and operating margin, at 17.3%. Also, for the third consecutive year we've delivered the P&L leverage that demonstrates our success in improving profitability. On revenue growth of 9.4%, excluding the arbitration award, operating income grew 21.4% and earnings per share increased to $1.90."

    FINANCIAL HIGHLIGHTS

    Haemonetics reported the following GAAP results:

    * Q4:06 revenue of $110 million, up 10.4% from Q4:05; full year revenue of $420 million, up 9.4% from FY05
    * Q4:06 gross profit of $59 million, up 9.6% from $53 million in Q4:05; full year gross profit of $221 million, up 11.5% from $198 million in FY05
    * Q4:06 gross margin of 53.1%, down 40 basis points from Q4:05; full year gross margin of 52.5%, up 90 basis points from FY05
    * Q4:06 operating expenses of $35 million, down 8.0% from $38 million in Q4:05; full year operating expenses of $122 million, down 12.0% from $138 million in FY05 (the full year comparison reflects $26 million of income from the arbitration award received Q3:06)
    * Q4:06 operating income of $24 million, up 52.1% from $16 million in Q4:05; full year operating income of $99 million, up 65.5% from $60 million in FY05
    * Q4:06 operating margin of 21.6%, up 590 basis points from Q4:05; full year operating margin of 23.6%, up 800 basis points from FY05
    * Q4:06 earnings per share of $0.62, up 67.2% from Q4:05; full year earnings per share of $2.51, up 65.8% from FY05

    For the year, the Company's tax rate increased to 35.4% from 33.8% reflecting the tax treatment of the arbitration award.

    Haemonetics will post detailed information on the effects of the arbitration award as well as currency on the web at http://www.haemonetics.com/site/content/investor/Non_GAAP.asp.

    BALANCE SHEET

    Haemonetics' cash and short term investments increased $21 million in the quarter, for a year end cash balance of $251 million. The Company also generated $26 million in cash flow from operating activities for the quarter and $86 million for the year.

    PATIENT PRODUCT LINE HIGHLIGHTS

    Cell Saver(R) disposables revenue was $16 million for the quarter, down 5.3% from Q4:05 and $65 million for the year, down 1.4% from FY05. Cell Saver revenues represented 75% of total patient revenues. The Cell Saver market continues to shrink because of a shift to less invasive surgeries and the impact of drug eluting stents.

    In Q2:06 Haemonetics shifted from a distribution relationship to direct sales of its U.S. OrthoPAT(R) surgical blood salvage product. For the quarter, OrthoPAT brand disposables revenue was $6 million, up 6.9% over Q4:05 and $22 million for the year, up 8.5%. The Company reported excellent progress in its transition to direct sales. In contrast to the market for the Company's Cell Saver systems, the orthopedic surgical market addressed by the OrthoPAT system is relatively unpenetrated. By going direct, Haemonetics expands its U.S. market opportunity from the one-third of the market serviced by its prior exclusive distributor to the full $400 million market. As such, the Company expects the OrthoPAT system to be a growth driver for the Patient Division in FY07 and beyond.

    DONOR PRODUCT LINE HIGHLIGHTS

    Plasma disposables revenue was $28 million for the quarter, up 22.3% from Q4:05 and $109 million for the year, up 12.2% from FY05. For the year, sales benefited from disposables unit growth in the U.S. as the plasma collection market rebounded and as Haemonetics executed its plan to convert a large, new customer to its plasma collection systems.

    Blood bank disposables revenue was $34 million for the quarter, up 5.1% from Q4:05 and $132 million for the year, up 1.5% from FY05. For the quarter, growth was largely due to gains in the Asian platelet market. For the year, sales of platelet collection disposables remained stable in the Company's key markets (Japan and Europe), and significant I.V. solutions sales reported in FY05 did not repeat in FY06.

    Red cell disposables revenue was $11 million for the quarter, up 32.2% over Q4:05 and $38 million for the year, up 31.9% from FY05. Quarterly revenue growth came from the U.S. where sales increased 39.2% over FY05. For the year, unit growth and a favorable shift in product mix were key drivers of U.S. red cell disposables revenue.

    FY07 GUIDANCE

    Haemonetics also provided FY07 guidance. For guidance purposes, pro forma FY07 results will be measured against pro forma FY06 results that exclude the arbitration award. FY07 pro forma guidance is:

    *   revenue growth of 10-14%
    *   gross margins in the range of 52%
    *   operating income growing 18-25%
    *   operating margins improving to approximately 19%
    *   earnings per share in the range of $2.15-$2.25

    This FY07 guidance is based on anticipated pro forma results that exclude the impact from stock compensation expense, expected to be approximately $0.25 per share and a restructuring charge (pre-tax) of $3-$4 million, with costs spread throughout the year. Therefore, FY07 GAAP earnings per share are expected to be in the range of $1.81 to $1.93.

    In FY07, the Company expects to generate $35-$40 million of operating cash flow, Haemonetics' internal cash flow measurement.

    Key revenue drivers include: plasma, growing by 17-19%; red cells, growing by 25-30%; and, the OrthoPAT system, growing by 70-90%. The Company said it expects gross margins to remain level with FY06 reflecting a product mix shift as its plasma business ramps up.

    Brad Nutter, Haemonetics' President and CEO, said "We operate to two strategies: leveraging the core business to improve profitability and expanding the business by leveraging our core competencies. Our discipline in executing to these strategies over the last three years allowed us to reposition the business for a transformation into a company that grows double digits in both revenue and operating income in FY07."

    Haemonetics has posted potential income scenarios reflecting the high and low ranges of guidance on its website at http://www.haemonetics.com.

    CONFERENCE CALL AND INVESTOR ROUNDTABLE

    Haemonetics will hold a conference call on Thursday, May 4th at 8:00 am eastern and an Investor Roundtable on May 4th at 10:00 am eastern to review in more detail the financial and operational performance of the Company. Interested parties can participate in the conference call by dialing (877) 241-6895 (US only) or (973) 582-2822 with conference ID 7268456. The call will be replayed through May 19th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 7268456. Interested parties can participate in the Investor Roundtable in person at the Sheraton Boston Hotel or via webcast at http://www.shareholder.com/hae/medialist.cfm.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    Haemonetics has presented supplemental non-GAAP financial results excluding the arbitration award as part of this release. Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

    This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

    CONTACT:
    Julie Fallon
    Tel. (781) 356-9517
    Alternate Tel. (617) 320-2401
    fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (Unaudited data in thousands, except per share data)

            Consolidated Statements of Income for the Fourth Quarter

                                                                       %
                                                                    Inc/(Dec)
                                                                    vs Prior
                                        04/01/06      04/02/05        Year
                                       ----------    ----------    ----------
NET REVENUES                           $  110,395    $   99,975          10.4%
Gross profit                               58,577        53,446           9.6
  R&D                                       5,229         5,103           2.5
  S,G&A                                    29,510        32,673          (9.7)
  Arbitration Award Income                      0             0

Operating expenses                         34,739        37,776          (8.0)

Operating income                           23,838        15,670          52.1
  Interest expense                           (419)         (511)        (18.0)
  Interest income                           1,692           770         119.7
  Other income/(expense), net                 731           165         343.0

Income before taxes                        25,842        16,094          60.6

Tax expense                                 8,684         6,156          41.1

NET INCOME                             $   17,158    $    9,938          72.7

Net income per common share
 assuming dilution                     $     0.62    $     0.37          67.2%

Weighted average number of shares
  Basic                                    26,695        26,051
  Diluted                                  27,768        26,888

                                                                    Inc/(Dec)
                                                                       vs
                                                                   prior year
                                                                     profit
                                                                    margin %
                                                                   ----------
Profit Margins:
Gross profit                                 53.1%         53.5%         (0.4)
R&D                                           4.7%          5.1%
S,G&A                                        26.7%         32.7%
Operating income                             21.6%         15.7%          5.9
Income before taxes                          23.4%         16.1%          7.3
Net income                                   15.5%          9.9%

                   Consolidated Statements of Income for FYE06

                                                                        %
                                                                    Inc/(Dec)
                                                                    vs Prior
                                        04/01/06      04/02/05        Year
                                       ----------    ----------    ----------
NET REVENUES                           $  419,733    $  383,598           9.4%
Gross profit                              220,535       197,876          11.5
  R&D                                      26,516        19,994          32.6
  S,G&A                                   121,351       118,039           2.8
  Arbitration Award Income(1)             (26,350)            0

Operating expenses                        121,517       138,033         (12.0)

Operating income                           99,018        59,843          65.5
  Interest expense                         (1,917)       (2,361)        (18.8)
  Interest income                           6,963         2,233         211.8
  Other income/(expense), net               2,818           126       2,136.5

Income before taxes                       106,882        59,841          78.6

Tax expense                                37,806        20,202          87.1

NET INCOME                             $   69,076    $   39,639          74.3

Net income per common share
 assuming dilution                     $     2.51    $     1.52          65.8%

Weighted average number of shares
  Basic                                    26,478        25,523
  Diluted                                  27,474        26,145

                                                                    Inc/(Dec)
                                                                    vs prior
                                                                      year
                                                                     profit
                                                                    margin %
                                                                   ----------
Profit Margins:
Gross profit                                 52.5%         51.6%          0.9
R&D                                           6.3%          5.2%
S,G&A                                        28.9%         30.8%
Operating income                             23.6%         15.6%          8.0
Income before taxes                          25.5%         15.6%          9.9
Net income                                   16.5%         10.3%

                                                                          Revenue Analysis
                                           -----------------------------------------------------------------------------
                                                      Fourth quarter                         Twelve Months Ended
                                           ------------------------------------     ------------------------------------
                                                                       % Inc/                                   % Inc/
                                            04/01/06     04/02/05      (Dec)         04/01/06     04/02/05      (Dec)
                                           ----------   ----------   ----------     ----------   ----------   ----------
Revenues by Geography
  United States                            $   45,449   $   35,258         28.9%    $  161,679   $  131,632         22.8%
  International                                64,946       64,717          0.4        258,054      251,966          2.4
  Net Revenues                             $  110,395   $   99,975         10.4     $  419,733   $  383,598          9.4

Disposable Revenues by Product Family

Donor:
  Plasma                                   $   28,398   $   23,229         22.3%    $  109,100   $   97,250         12.2%
  Blood Bank                                   33,936       32,289          5.1        132,407      130,427          1.5
  Red Cell                                     11,168        8,451         32.2         37,830       28,676         31.9

                                           $   73,502   $   63,969         14.9     $  279,337   $  256,353          9.0
Patient:
  Surgical                                 $   22,406   $   22,823         (1.8)    $   87,454   $   86,377          1.2

  Subtotal                                 $   95,908   $   86,792         10.5     $  366,791   $  342,730          7.0

Equipment                                  $    7,212   $    6,728          7.2     $   25,759   $   20,695         24.5
Misc & Service                                  7,275        6,455         12.7         27,183       20,173         34.7
Net Revenues                               $  110,395   $   99,975         10.4     $  419,733   $  383,598          9.4

                           Consolidated Balance Sheets

                                                          Period ending
                                                     -----------------------
                                                      04/01/06     04/02/05
                                                     ----------   ----------
Assets
Cash & cash equivalents                              $  250,667   $  185,815
Short-term investments                                       --           --
Accounts receivable, net                                 86,901       80,719
Inventories, net                                         54,571       53,088
Other current assets                                     26,265       23,989
  Total current assets                                  418,404      343,611
Net PP&E                                                 75,266       69,337
Other assets                                             52,873       54,809
  Total assets                                       $  546,543   $  467,757

                                                          Period ending
                                                     -----------------------
                                                      04/01/06     04/02/05
                                                     ----------   ----------
Liabilities & Stockholders' Equity
S/T debt & current maturities                        $   26,176   $   26,612
Other current liabilities                                61,940       61,310
Total current liabilities                                88,116       87,922
Long-term debt                                           12,977       19,231
Other long-term liabilities                               3,800        5,469
Stockholders' equity                                    441,650      355,135
  Total liabilities & equity                         $  546,543   $  467,757

        Consolidated Statements of Income Adjusted for the Effect of the
                                Arbitration Award
                              Fourth Quarter FYE06

                                                         04/01/06                   04/02/05
                                           -------------------------------------   ----------
                                                                                                  % Inc/
                                                          Effect       Adjusted                    (Dec)
                                                            of          for the                      vs
                                               As          Award       Effect of       As          Prior
                                            Reported       (1,2)         Award      Reported        Year
                                           ----------   ----------    ----------   ----------    ----------
NET REVENUES                               $  110,395   $        0    $  110,395   $   99,975          10.4%
Gross profit                                   58,577            0        58,577       53,446           9.6
 R&D                                            5,229            0         5,229        5,103           2.5
 S,G&A                                         29,510            0        29,510       32,673          (9.7)
 Arbitration Award Income                           0            0             0            0

Operating expenses                             34,739            0        34,739       37,776          (8.0)

Operating income                               23,838            0        23,838       15,670          52.1
 Interest expense                                (419)           0          (419)        (511)        (18.0)
 Interest income                                1,692            0         1,692          770         119.7
 Other income/(expense), net                      731            0           731          165         343.0

Income before taxes                            25,842            0        25,842       16,094          60.6

Tax expense                                     8,684         (178)        8,862        6,156          44.0

NET INCOME                                 $   17,158   $      178    $   16,980   $    9,938          70.9

Net income per common share
 assuming dilution                         $     0.62   $     0.01    $     0.61   $     0.37          64.9%

Weighted average number of
 shares
Basic                                          26,695       26,695        26,695       26,051
Diluted                                        27,768       27,768        27,768       26,888

                                                                                                  Inc/(Dec)
                                                                                                     vs
                                                                                                   prior
                                                                                                    year
                                                                                                   profit
                                                                                                   margin
                                                                                                      %
                                                                                                 ----------
Profit Margins:
Gross profit                                     53.1%                      53.1%        53.5%         (0.4)
R&D                                               4.7%                       4.7%         5.1%
S,G&A                                            26.7%                      26.7%        32.7%
Operating income                                 21.6%                      21.6%        15.7%          5.9
Income before taxes                              23.4%                      23.4%        16.1%          7.3
Net income                                       15.5%                      15.4%         9.9%

        Consolidated Statements of Income Adjusted for the Effect of the
                                Arbitration Award
                                      FYE06

                                                         04/01/06                   04/02/05
                                           -------------------------------------   ----------
                                                                                                     %
                                                                                                    Inc/
                                                          Effect       Adjusted                    (Dec)
                                                           of          for the                       vs
                                               As         Award        Effect of       As          Prior
                                            Reported      (1,3)         Award       Reported        Year
                                           ----------   ----------    ----------   ----------    ----------
NET REVENUES                               $  419,733   $        0    $  419,733   $  383,598           9.4%
Gross profit                                  220,535            0       220,535      197,876          11.5
  R&D                                          26,516            0        26,516       19,994          32.6
  S,G&A                                       121,351            0       121,351      118,039           2.8
  Arbitration Award Income                    (26,350)     (26,350)            0            0

Operating expenses                            121,517      (26,350)      147,867      138,033           7.1

Operating income                               99,018       26,350        72,668       59,843          21.4
  Interest expense                             (1,917)           0        (1,917)      (2,361)        (18.8)
  Interest income                               6,963        1,333         5,630        2,233         152.1
  Other income/(expense),
   net                                          2,818            0         2,818          126       2,136.5

Income before taxes                           106,882       27,683        79,199       59,841          32.3

Tax expense                                    37,806       10,717        27,089       20,202          34.1

NET INCOME                                 $   69,076   $   16,966    $   52,110   $   39,639          31.5

Net income per common
 share assuming dilution                   $     2.51   $     0.62    $     1.90   $     1.52          25.0%

Weighted average number
 of shares
Basic                                          26,478       26,478        26,478       25,523
Diluted                                        27,474       27,474        27,474       26,145

                                                                                                  Inc/(Dec)
                                                                                                      vs
                                                                                                    prior
                                                                                                     year
                                                                                                    profit
                                                                                                   margin
                                                                                                      %
                                                                                                 ----------
Profit Margins:
Gross profit                                     52.5%                      52.5%        51.6%          0.9
R&D                                               6.3%                       6.3%         5.2%
S,G&A                                            28.9%                      28.9%        30.8%
Operating income                                 23.6%                      17.3%        15.6%          1.7
Income before taxes                              25.5%                      18.9%        15.6%          3.3
Net income                                       16.5%                      12.4%        10.3%

(1) Haemonetics issued its Q3FY06 earnings press release on January 31, 2006. At that time, $26.4 million in income from an arbitration award was classified as Other Income in the financial summary attached to the earnings release. In our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2006, the arbitration award income was classified within Operating Income. The financial information above represents Haemonetics' Q3FY06 results with the award income reclassified to Operating Income.

(2) Represents a reduction in the estimated income taxes relating to the arbitration award received on October 13, 2005 from Baxter including damages, reimbursement of attorneys' fees and costs, and statutory interest since the time of the arbitration panel's initial award on May 20, 2005 which was recorded in our third quarter ending December 31, 2005.

(3) Represents the effect of the arbitration award received on October 13, 2005 from Baxter including damages, reimbursement of attorneys' fees and costs, and statutory interest since the time of the arbitration panel's initial award on May 20, 2005.

SOURCE  Haemonetics Corporation
    -0-                             05/03/2006
    /CONTACT: Julie Fallon of Haemonetics Corporation, +1-781-356-9517, fallon@haemonetics.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.haemonetics.com/
    (HAE)